Exhibit 99.1

LEGACYTEXAS FINANCIAL GROUP, INC.

FINANCIAL STATEMENTS

December 31, 2018, 2017, and 2016

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of LegacyTexas Financial Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of LegacyTexas Financial Group, Inc. (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 7, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of these consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in these consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2009.

Dallas, Texas

February 7, 2019

CONSOLIDATED BALANCE SHEETS

Years ended December 31,

(Dollar amounts in thousands, except share and per share data)

	2018	2017
ASSETS
Cash and due from financial institutions	$60,416	$61,713
Short-term interest-bearing deposits in other financial institutions	208,777	231,743

Total cash and cash equivalents	269,193	293,456
Securities available for sale, at fair value	471,746	419,717
Securities held to maturity (fair value: $144,791 and $ 174,926 at December 31, 2018 and 2017, respectively)	146,046	173,509
Loans held for sale, at fair value	23,193	16,707
Loans held for investment:
Loans held for investment (net of allowance for loan losses of $67,428 and $71,301 at December 31, 2018 and 2017, respectively)	6,733,692	6,418,271
Loans held for investment—Warehouse Purchase Program	960,404	1,320,846

Total loans held for investment	7,694,096	7,739,117
Federal Home Loan Bank (“FHLB”) stock and other restricted securities, at cost	56,226	64,790
Bank-owned life insurance	59,036	57,684
Premises and equipment, net	73,073	69,693
Goodwill	178,559	178,559
Other assets	79,974	72,964

Total assets	$9,051,142	$9,086,196

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$1,773,762	$1,635,622
Interest-bearing demand	826,755	1,029,375
Savings and money market	2,455,787	2,735,296
Time	1,785,411	1,367,390

Total deposits	6,841,715	6,767,683
FHLB advances	825,409	1,043,163
Repurchase agreements	50,340	84,676
Subordinated debt	135,012	134,522
Accrued expenses and other liabilities	104,299	96,278

Total liabilities	7,956,775	8,126,322
Commitments and contingent liabilities (See Note 18)
Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued at December 31, 2018 and 2017	—	—
Common stock, $.01 par value; 90,000,000 shares authorized; 48,505,261 and 48,117,390 shares issued at December 31, 2018 and 2017, respectively	485	481
Additional paid-in capital	619,983	603,884
Retained earnings	491,948	370,858
Accumulated other comprehensive income (loss), net	(6,658)	(3,429)
Unearned Employee Stock Ownership Plan (ESOP) shares; 1,139,140 and 1,192,093 shares at December 31, 2018 and 2017, respectively	(11,391)	(11,920)

Total shareholders’ equity	1,094,367	959,874

Total liabilities and shareholders’ equity	$9,051,142	$9,086,196

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31,

(Dollar amounts in thousands, except per share data)

	2018	2017	2016
Interest and dividend income
Loans, including fees	$392,499	$347,438	$301,542
Taxable securities	12,760	10,800	9,254
Nontaxable securities	2,525	2,907	3,052
Interest-bearing deposits in other financial institutions	4,941	4,009	1,878
FHLB and FRB stock and other	2,257	1,703	1,626

	414,982	366,857	317,352
Interest expense
Deposits	57,475	36,694	21,034
FHLB advances	16,009	9,650	7,167
Repurchase agreements and other borrowings	8,990	9,082	6,882

	82,474	55,426	35,083

Net interest income	332,508	311,431	282,269
Provision for credit losses	35,797	39,456	26,900

Net interest income after provision for credit losses	296,711	271,975	255,369
Non-interest income
Service charges and other fees	35,320	35,742	36,690
Net gain on sale of mortgage loans held for sale	6,573	7,322	8,225
Bank-owned life insurance income	1,890	1,727	1,744
Net gain (loss) on securities transactions	(138)	(39)	56
Gain (loss) on sale and disposition of assets	2,981	(1,572)	3,356
Other	2,615	402	1,860

	49,241	43,582	51,931
Non-interest expense
Salaries and employee benefits	100,170	95,136	92,568
Advertising	4,371	4,378	3,861
Occupancy and equipment	15,643	14,385	15,007
Outside professional services	5,804	4,889	3,872
Regulatory assessments	3,521	4,479	4,948
Data processing	21,378	16,796	14,974
Office operations	9,005	9,238	9,901
Other	11,238	11,043	11,246

	171,130	160,344	156,377
Income before income tax expense	174,822	155,213	150,923
Income tax expense	20,633	65,719	53,102

Net income	$154,189	$89,494	$97,821

Earnings per share:
Basic	$3.27	$1.91	$2.11

Diluted	$3.23	$1.89	$2.09

Dividends declared per share	$0.70	$0.61	$0.58

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31,

(Dollar amounts in thousands)

	2018	2017	2016
Net income	$154,189	$89,494	$97,821
Change in unrealized gains (losses) on securities available for sale	(3,285)	(1,144)	(3,917)
Reclassification of amount realized through securities transactions	138	39	(56)
Tax effect	659	389	1,393
Reclassification of income tax effects of the Tax Cuts and Jobs Act (see Note 15 for more information)	(741)	—	—

Other comprehensive income (loss), net of tax	(3,229)	(716)	(2,580)

Comprehensive income	$150,960	$88,778	$95,241

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31,

(Dollar amounts in thousands, except per share data)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net	Unearned ESOP Shares	Total Shareholders’ Equity
Balance at December 31, 2015	$476	$576,753	$240,496	$(133)	$(13,516)	$804,076
Net income	—	—	97,821	—	—	97,821
Other comprehensive income (loss), net of tax	—	—	—	(2,580)	—	(2,580)
Dividends declared, ($0.58 per share)	—	—	(27,676)	—	—	(27,676)
ESOP shares earned, (120,411 shares)	—	2,889	—	—	1,066	3,955
Share-based compensation expense	—	6,014	—	—	—	6,014
Activity in employee stock plans, (230,372 shares)	3	3,752	—	—	—	3,755

Balance at December 31, 2016	479	589,408	310,641	(2,713)	(12,450)	885,365
Net income	—	—	89,494	—	—	89,494
Other comprehensive income (loss), net of tax	—	—	—	(716)	—	(716)
Dividends declared, ($0.61 per share)	—	—	(29,277)	—	—	(29,277)
ESOP shares earned, (52,953 shares)	—	2,304	—	—	530	2,834
Share-based compensation expense	—	7,462	—	—	—	7,462
Activity in employee stock plans, (241,192 shares)	2	4,710	—	—	—	4,712

Balance at December 31, 2017	481	603,884	370,858	(3,429)	(11,920)	959,874
Net income	—	—	154,189	—	—	154,189
Other comprehensive income (loss), net of tax	—	—	—	(3,229)	—	(3,229)
Reclassification of income tax effects of the Tax Cuts and Jobs Act (see Note 15 for more information)	—	—	741	—	—	741
Dividends declared, ($0.70 per share)	—	—	(33,840)	—	—	(33,840)
ESOP shares earned, (52,953 shares)	—	2,530	—	—	529	3,059
Share-based compensation expense	—	6,954	—	—	—	6,954
Activity in employee stock plans, (387,871 shares)	4	6,615	—	—	—	6,619

Balance at December 31, 2018	$485	$619,983	$491,948	$(6,658)	$(11,391)	$1,094,367

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

(Dollar amounts in thousands)

	2018	2017	2016
Cash flows from operating activities
Net income	$154,189	$89,494	$97,821
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	35,797	39,456	26,900
Depreciation and amortization	6,829	7,142	7,081
Deferred tax expense (benefit)	45,957	(4,115)	(6,798)
Impact of Tax Cuts and Jobs Act on deferred taxes	(15,289)	13,493	—
Premium amortization and accretion of securities, net	3,859	4,337	4,359
Accretion related to acquired loans	(1,836)	(3,097)	(4,613)
Net (gain) loss on securities transactions	138	39	(56)
ESOP compensation expense	3,059	2,834	3,955
Share-based compensation expense	6,954	7,462	6,014
Excess tax benefit on vesting of stock awards	907	1,578	—
Net gain on loans held for sale	(6,573)	(7,322)	(8,225)
Loans originated or purchased for sale	(187,796)	(195,161)	(218,288)
Proceeds from sale of loans held for sale	187,883	207,055	227,769
FHLB stock dividends	(1,032)	(548)	(539)
Bank-owned life insurance income	(1,890)	(1,727)	(1,744)
(Gain) loss on sale and disposition of repossessed assets, premises and equipment	(801)	2,099	(3,524)
Disposition of insurance subsidiary goodwill upon sale of subsidiary operations	—	—	2,217
Net change in deferred loan fees/costs	(4,017)	(8,631)	391
Net change in accrued interest receivable	(2,508)	(4,249)	(3,238)
Net change in other assets	(31,135)	(1,299)	(2,947)
Net change in other liabilities	(2,805)	40,176	5,913

Net cash provided by operating activities	189,890	189,016	132,448
Cash flows from investing activities
Available for sale securities:
Maturities, prepayments and calls	2,027,407	2,028,905	2,276,913
Purchases	(2,085,851)	(2,098,681)	(2,334,558)
Proceeds from sale of AFS securities	—	—	7,700
Held to maturity securities:
Maturities, prepayments and calls	38,566	35,973	41,384
Purchases	(11,869)	—	(12,477)
Originations of Warehouse Purchase Program loans	(20,917,368)	(21,917,085)	(19,966,527)
Proceeds from pay-offs of Warehouse Purchase Program loans	21,277,810	21,817,838	19,954,905
Net change in loans held for investment, excluding Warehouse Purchase Program	(346,475)	(620,066)	(1,014,500)
Redemption (purchase) of FHLB and FRB stock and other	9,596	(20,976)	20,348
Purchases of premises and equipment	(10,021)	(3,602)	(8,420)
Proceeds from sale of assets	9,331	7,814	15,803

Net cash (used in) investing activities	(8,874)	(769,880)	(1,019,429)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years ended December 31,

(Dollar amounts in thousands)

	2018	2017	2016
Cash flows from financing activities
Net change in deposits	74,032	402,207	1,138,765
Proceeds from FHLB advances	820,000	825,000	200,000
Repayments on FHLB advances	(1,037,754)	(615,519)	(806,222)
Proceeds from borrowings	—	—	76,861
Repayments of borrowings	(34,336)	(2,015)	(24,929)
Payment of dividends	(33,840)	(29,277)	(27,676)
Activity in employee stock plans	6,619	4,712	3,755

Net cash provided by (used in) financing activities	(205,279)	585,108	560,554

Net change in cash and cash equivalents	(24,263)	4,244	(326,427)
Beginning cash and cash equivalents	293,456	289,212	615,639

Ending cash and cash equivalents	$269,193	$293,456	$289,212

Supplemental cash flow information:
Interest paid	$80,775	$54,808	$34,625
Income taxes paid	15,323	57,482	60,854
Supplemental noncash disclosures:
Transfers from loans to other real estate owned	745	4,553	10,780

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies

Nature of Operations and Principles of Consolidation: The consolidated financial statements include LegacyTexas Financial Group, Inc. (the “Company”), whose business at December 31, 2018 primarily consisted of the operations of its wholly-owned subsidiary, LegacyTexas Bank (the “Bank”). In addition, the Company also offers title services through LegacyTexas Title Co., which is a wholly-owned subsidiary of the Bank. Intercompany transactions and balances are eliminated in consolidation.

At December 31, 2018, the Company provided financial services through 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. Its primary deposit products are demand, savings and certificate of deposit accounts, and its primary lending products are commercial real estate, commercial and industrial and consumer lending, including one- to four-family real estate loans. Most loans are secured by specific items of collateral, including business assets, commercial and residential real estate and consumer assets. Commercial loans are expected to be repaid from cash flow from operations of businesses.

Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”), management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, valuation of other real estate owned, other-than-temporary impairment of securities, realization of deferred tax assets, and fair values of financial instruments are subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities less than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest-bearing deposits in other financial institutions, federal funds purchased, Federal Home Loan Bank advances and repurchase agreements.

Restrictions on Cash: The Company maintains deposits with other financial institutions in amounts that exceed federal deposit insurance coverage. Management regularly evaluates the credit risk associated with the counterparties to these transactions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents. Cash balances equaling or exceeding escrow amounts are maintained at correspondent banks.

Securities: Securities that the Company has both the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost. Securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity, are classified as available for sale and are carried at fair value. Unrealized gains and losses on securities classified as available for sale have been accounted for as accumulated other comprehensive income (loss), net of taxes.

Gains and losses on the sale of securities classified as available for sale are recorded on the trade date using the specific-identification method. Amortization of premiums and discounts are recognized in interest income over the period to maturity. Premiums and discounts on securities are amortized using the level-yield method without anticipating prepayment, except for mortgage-backed securities where prepayments are anticipated.

The Company evaluates securities for other-than-temporary impairment on at least a quarterly basis and more frequently when economic, market, or security specific concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than amortized cost, the financial condition and near-term prospects of the issuer, whether the market decline was affected by macroeconomic conditions and whether the Company has the intent and ability to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In analyzing an issuer’s financial condition, the Company may consider whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuers’ financial condition. The Company conducts regular reviews of the bond agency ratings of securities and considers whether the securities were issued by or have principal and interest payments guaranteed by the federal government or its agencies. These reviews focus on the underlying rating of the issuer and also include the insurance rating of securities that have an insurance component or guarantee. The ratings and financial condition of the issuers are monitored, as well as the financial condition and ratings of the insurers and guarantors.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

For periods in which other-than-temporary impairment of a debt security is recognized, the credit portion of the amount is determined by subtracting the present value of the stream of estimated cash flows as calculated in a discounted cash flow model and discounted at book yield from the prior period’s ending carrying value. The non-credit portion of the amount is determined by subtracting the credit portion of the impairment from the difference between the book value and fair value of the security. The credit related portion of the impairment is charged against income and the non-credit related portion is charged to equity as a component of accumulated other comprehensive income. The Company did not recognize any other-than-temporary impairment on its securities portfolio for the years ended December 31, 2018 and 2017.

Mortgage Loans Held for Sale: The Company elects the fair value option for recording residential mortgage loans held for sale in accordance with Accounting Standards Codification (“ASC”) 825, “Financial Instruments.” This election allows for a more effective offset of the changes in fair values of the loans and the derivative instruments used to economically hedge them without the burden of complying with the requirements for hedge accounting under ASC 815, “Derivatives and Hedging.”

Warehouse Purchase Program Loans: The Warehouse Purchase Program allows unaffiliated mortgage originators to close one- to four-family real estate loans in their own name and manage their cash flow needs until the loans are sold to investors. The mortgage banking company customer closes mortgage loans consistent with underwriting standards established by the Bank and approved investors and, once all pertinent documents are received, the participation interest is delivered by the Bank to the investor selected by the originator and approved by us. Although not subject to any legally binding commitment, when we make a purchase decision, we acquire a 100% participation interest in the mortgage loans originated by our mortgage banking company customers. All Warehouse Purchase Program loans are collectively evaluated for impairment and are purchased under several contractual requirements, providing safeguards to the Company. These safeguards include the requirement that our mortgage company customers have a takeout commitment or similar arrangement for each loan. To date, the Company has not experienced a loss on these loans and no allowance for loan losses has been allocated to them.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Past due status is based on the contractual terms of the loan. Loans that are past due 30 days are considered delinquent. Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Non-mortgage consumer loans are typically charged off no later than 120 days past due. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and larger individually classified impaired loans.

All interest accrued but not received for loans placed on nonaccrual status is reversed against interest income. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income is recorded only after principal recovery is reasonably assured. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

For loans collateralized by real property and commercial and industrial loans, credit exposure is monitored by internally assigned grades used for classification of loans. A loan is considered “special mention” when management has determined that there is a potential weakness that deserves management’s close attention. Loans rated as “special mention” are not adversely classified according to regulatory classifications and do not expose the Company to sufficient risk to warrant adverse classification. A loan is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. “Substandard” loans include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected, and the loan may or may not meet the criteria for impairment. Loans classified as “doubtful” have all of the weaknesses of those classified as “substandard” with the added characteristic that the weaknesses present makes “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” All other loans that do not fall into the above mentioned categories are considered “pass” loans. Updates to internally assigned grades are made monthly and/or upon significant developments.

For other consumer loans (non-real estate), credit exposure is monitored by payment history of the loans. Non-performing other consumer loans are on nonaccrual status and are generally greater than 90 days past due.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Acquired Loans: Loans acquired through the completion of a transfer, including loans acquired in a business combination, that have evidence of deterioration of credit quality since origination and for which it is probable, at acquisition, that the Company will be unable to collect all contractually required payments receivable are initially recorded at fair value (as determined by the present value of expected future cash flows) with no valuation allowance. The difference between the undiscounted cash flows expected at acquisition and the investment in the loan, or the “accretable yield,” is recognized as interest income on a level-yield method over the life of the loan. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the “nonaccretable difference,” are not recognized on the balance sheet and do not result in any yield adjustments, loss accruals or valuation allowances. Increases in expected cash flows, including prepayments, subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over its remaining life. Decreases in expected cash flows are recognized as impairment. Valuation allowances on these impaired loans reflect only losses incurred after the acquisition (meaning the present value of all cash flows expected at acquisition that ultimately are not to be received). Revolving loans, including lines of credit, are excluded from acquired credit impaired loan accounting.

For acquired loans not deemed credit-impaired at acquisition, the differences between the initial fair value and the unpaid principal balance are recognized as interest income on a level-yield basis over the lives of the related loans. Subsequent to the acquisition date, methods utilized to estimate the required allowance for loan losses for these loans is similar to originated loans; however, a provision for credit losses will be recorded only to the extent the required allowance exceeds any remaining credit discounts.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within the North Texas region and a large portion of loans are secured by real estate in this area. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy of the North Texas area.

Allowance for Loan Losses: The allowance for loan losses and related provision expense are susceptible to change if the credit quality of our loan portfolio changes, which is evidenced by many factors, including but not limited to charge-offs and non-performing loan trends. Generally, consumer real estate lending has a lower credit risk profile compared to other consumer lending (such as automobile loans). Commercial real estate and commercial and industrial lending, however, can have higher risk profiles than consumer loans due to these loans being larger in amount and non-homogeneous in structure and term. Changes in economic conditions, the mix and size of the loan portfolio, and individual borrower conditions can dramatically impact our level of allowance for loan losses in relatively short periods of time.

The allowance for loan losses is maintained to cover incurred losses that are estimated in accordance with US GAAP. It is our estimate of credit losses inherent in our loan portfolio at each balance sheet date. Our methodology for analyzing the allowance for loan losses consists of general and specific components. For the general component, we stratify the loan portfolio into homogeneous groups of loans that possess similar loss potential characteristics and apply a loss ratio to these groups of loans to estimate the credit losses in the loan portfolio. We use both historical loss ratios and qualitative loss factors assigned to major loan collateral types to establish general component loss allocations, inclusive of estimated loss emergence periods. Qualitative loss factors are based on management’s judgment of company, market, industry or business specific data and external economic indicators, which are not yet reflected in the historical loss ratios, and that could impact the Company’s specific loan portfolios. The Allowance for Loan Loss Committee sets and adjusts qualitative loss factors by regularly reviewing changes in underlying loan composition and the seasonality of specific portfolios. The Allowance for Loan Loss Committee also considers credit quality and trends relating to delinquency, non-performing and adversely rated loans within the Company’s loan portfolio when evaluating qualitative loss factors. Additionally, the Allowance for Loan Loss Committee adjusts qualitative factors to account for the potential impact of external economic factors, including the unemployment rate, vacancy and capitalization rates and other pertinent economic data specific to our primary market area and lending portfolios.

For the specific component, the allowance for loan losses includes loans where management has concerns about the borrower’s ability to repay and on individually analyzed loans found to be impaired. Management evaluates current information and events regarding a borrower’s ability to repay its obligations and considers a loan to be impaired when the ultimate collectability of amounts due, according to the contractual terms of the loan agreement, is in doubt. If an impaired loan is collateral-dependent, the fair value of the collateral, less the estimated cost to sell, is used to determine the amount of impairment. If an impaired loan is not collateral-dependent, estimated discounted cash flows are used to determine the amount of impairment, if any. For impaired loans, the amount of the impairment can be adjusted, based on current data, until such time as the actual basis is established by acquisition of the collateral or until the basis is collected. Impairment losses are reflected in the allowance for loan losses through a charge to the provision for credit losses. Subsequent recoveries are credited to the allowance for loan losses. Cash receipts for accruing loans are applied to principal and interest under the contractual terms of the loan agreement.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied first to principal.

Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. As a result, the Company does not separately identify consumer real estate loans less than $417 or individual consumer non-real estate secured loans for impairment disclosures. The Company considers these loans to be homogeneous in nature due to the smaller dollar amount and the similar underwriting criteria.

A loan that has been modified is considered a troubled debt restructuring (“TDR”) when two conditions are met: 1) the borrower is experiencing financial difficulty and 2) concessions are made for the borrower’s benefit that would not otherwise be considered for a borrower or transaction with similar credit risk characteristics. Modifications to loan terms may include a modification of the contractual interest rate to a below-market rate (even if the modified rate is higher than the original rate), forgiveness of accrued interest, forgiveness of a portion of principal, an extended repayment period or a deed in lieu of foreclosure or other transfer of assets other than cash to fully or partially satisfy a debt. The Company’s policy is to place all TDRs on nonaccrual for a minimum period of six months. Loans qualify for return to accrual status once they have demonstrated performance with the restructured terms of the loan agreement for a minimum of six months and the collection of principal and interest under the revised terms is deemed probable. All TDRs are considered to be impaired loans.

FHLB stock and other restricted securities: FHLB, FRB and other restricted stock is carried at cost, classified as restricted securities and periodically evaluated for impairment based on the ultimate recoverability of the par value. Both cash and stock dividends are reported as interest income.

Bank-Owned Life Insurance: The Company has purchased life insurance policies on certain key employees. The purchase of these life insurance policies allows the Company to use tax-advantaged rates of return. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are generally depreciated using the straight-line method with useful lives ranging from 10 to 30 years. Furniture, fixtures and equipment are generally depreciated using the straight-line method with useful lives ranging from 3 to 7 years. The cost of leasehold improvements is amortized over the shorter of the lease term or useful life using the straight-line method.

Goodwill: Goodwill represents the excess of the cost of businesses acquired over the fair value of the net assets acquired. According to ASC 350-20, “Intangibles- Goodwill and Other,” goodwill shall be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount. Deterioration in economic market conditions, changes in key personnel, increased estimates of the effects of recent regulatory or legislative changes, or additional regulatory or legislative changes may result in declines in projected business performance beyond management’s current expectations. Such declines in business performance could cause the estimated fair value of goodwill to decline, which could result in an impairment charge to earnings in a future period related to goodwill.

The Company evaluates goodwill for impairment on an annual basis at October 1 or on an interim basis if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount, in accordance with ASC 350-20. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining the need to perform the two-step test for goodwill impairment (the qualitative method). If the qualitative method cannot be used or if it determines, based on the qualified method, that the fair value is more likely than not less than the carrying amount, the Company uses the two-step test. Under the two-step test, the Company compares the estimated fair value of a reporting unit with its carrying amount, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. If the carrying amount of a reporting unit exceeds its estimated fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Step two of the goodwill impairment test compares the implied estimated fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of goodwill for that reporting unit exceeds the implied fair value of that unit’s goodwill, an impairment loss is recognized in an amount equal to that excess. Additional information regarding goodwill and impairment testing can be found in Note 10—Goodwill and Core Deposit Intangibles.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Identifiable Intangibles: Intangible assets are acquired assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. The Company’s intangible assets relate to core deposits and customer relationships. Intangible assets with definite useful lives are amortized on an accelerated basis over their estimated life. Intangible assets, premises and equipment and other long-lived assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Foreclosed Assets: Assets acquired through loan foreclosure are initially recorded at the lower of the recorded investment in the loan at the time of foreclosure or the fair value less costs to sell, establishing a new cost basis. Any write-down in the carrying value of a property at the time of acquisition is charged-off to the allowance for loan losses. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Derivative Financial Instruments: The Company enters into the following derivative financial instruments: interest rate lock commitments, forward mortgage-backed securities trades and interest rate swaps and caps. These financial instruments are not designated as hedging instruments and are used for asset and liability management and commercial customers’ financing needs. All derivatives are carried at fair value in either other assets or other liabilities. For additional information on derivative financial instruments, see Note 8—Derivative Financial Instruments.

Fair Value of Financial Instruments: In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. Fair value measurements and disclosures guidance establishes a three-level fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. For additional information on fair value measurements see Note 7—Fair Value.

Repurchase/Resell Agreements: The Company sells certain securities under agreements to repurchase. The securities sold under these agreements are treated as collateralized borrowings and are recorded at amounts equal to the cash received. The contractual terms of the agreements to repurchase may require the Company to provide additional collateral if the fair value of the securities underlying the borrowings declines during the term of the agreement.

Revenue Recognition: Revenue recognized from contracts with customers, which is accounted for under ASC 606, is entirely included in the Company’s non-interest income. Interest income and certain types of non-interest income are not accounted for under ASC 606 as it is accounted for under other accounting standards. Please see “Adoption of New Accounting Standards” contained in this Note 1 for more information about the adoption of ASU 2014-09, which changed the accounting for revenue recognition, as well as Note 3—Revenue Recognition for information about the Company’s material revenue streams.

Advertising Expense: The Company expenses all advertising costs as they are incurred. Advertising expenses were $4,371, $4,378, and $3,861 in 2018, 2017 and 2016, respectively.

Share-Based Compensation: The Company has shareholder approved share-based compensation plans that are accounted for under ASC 718, Compensation—Stock Compensation, which requires companies to record compensation cost for share-based payment transactions with employees in return for employment service. Compensation cost is recognized for stock options and restricted stock awards based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with time-based vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. For awards with performance-based vesting conditions, compensation cost is recognized when the achievement of the performance condition is considered probable of achievement. If a performance condition is subsequently determined to be improbable of achievement, compensation cost is reversed.

Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions as determined by formula. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company did not have any material uncertain tax positions which would require accrual at December 31, 2018 or 2017.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense and did not have any amounts accrued for interest and penalties for the years ended December 31, 2018 or 2017. The Company files a consolidated income tax return with its subsidiaries. Federal income tax expense or benefit has been allocated to subsidiaries on a separate return basis.

Earnings per common share: The Company calculated earnings per common share in accordance with ASC 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company has determined that its outstanding non-vested stock awards are participating securities. Accordingly, earnings per common share is computed using the two-class method prescribed under ASC 260.

Under the two-class method, basic earnings per common share is computed by dividing net earnings allocated to common stock by the weighted-average number of common shares outstanding during the applicable period, excluding outstanding participating securities. Diluted earnings per common share is computed using the weighted-average number of shares determined for the basic earnings per common share computation plus the dilutive effect of stock compensation using the treasury stock method. A reconciliation of the weighted-average shares used in calculating basic earnings per common share and the weighted average common shares used in calculating diluted earnings per common share for the reported periods is provided in Note 4 — Earnings Per Common Share.

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, net of taxes, which are also recognized as a separate component of equity.

Employee stock ownership plan (ESOP): The Company accounts for its ESOP in accordance with ASC 718-40, “Employee Stock Ownership Plans.” Accordingly, since the Company sponsors the ESOP with an employer loan, neither the ESOP’s loan payable nor the Company’s loan receivable are reported in the Company’s consolidated balance sheet. Likewise, the Company does not recognize interest income or interest cost on the loan.

Unallocated shares held by the ESOP are recorded as unearned ESOP shares in the consolidated statement of changes in shareholders’ equity. As shares are committed to be released for allocation, the Company recognizes compensation expense equal to the average market price of the shares for the period. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce principal and accrued interest payable on the ESOP loan.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to shareholders.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates the Company to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Operating Segments: The Company has determined that all of its banking operations comprise one segment under ASC 280, Segment Reporting, since all offer similar products and services, operate with similar processes, and have similar customers. Additionally, the Company has determined that the Bank’s title subsidiary does not meet the materiality threshold to require segment disclosure under ASC 280.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoption of New Accounting Standards:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This ASU stated that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU affected entities that enter into contracts with customers to transfer goods or services or enter into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which deferred the effective date of ASU 2014-09 for public entities to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Our revenue is comprised of net interest income on financial assets and financial liabilities, which is explicitly excluded from the scope of ASU 2014-09, and non-interest income. We adopted ASU 2014-09 in the first quarter of 2018 using the modified retrospective approach effective on January 1, 2018 to all existing contracts with customers covered under the scope of the standard. The Company did not have an aggregate effect of modification resulting from the adoption of ASU 2014-09, and no financial statement line items were affected by this change in accounting standard. We have included the newly applicable revenue disclosures in the footnotes to these financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurements of Financial Assets and Financial Liabilities. This ASU required that all equity investments be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under the equity method of accounting or those that result in consolidation of the investee). This ASU also required that an entity present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Additionally, this ASU required that public business entities base their fair value disclosures for financial instruments that are not measured at fair value in the financial statements on the exit price notion. We adopted ASU 2016-01 in the first quarter of 2018, and have estimated fair values of loans held for investment for the 2018 period on cash flows, adjusted for credit and prepayments, discounted using current market yields. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments. This ASU was intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investments. For public business entities, this ASU was effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods therein. The adoption of this ASU did not have a significant impact on the Company’s financial statements.

In October 2016, the FASB issued ASU 2016-16, Intra-Entity Transfers of Assets other than Inventory. This ASU eliminated the exception for all intra-entity sales of assets other than inventory. As a result, a reporting entity recognizes the tax expense from the sale of the asset in the seller’s tax jurisdiction when the transfer occurs, even though the pre-tax effects of that transaction are eliminated in consolidation. Any deferred tax asset that arises in the buyer’s jurisdiction would also be recognized at the time of the transfer. For public business entities, this ASU was effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods therein. The adoption of this ASU did not have a significant impact on the Company’s financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Effect of Newly Issued But Not Yet Effective Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU requires lessees to put most leases on their balance sheets but recognize expenses in the income statement in a manner similar to current accounting treatment. For public business entities, this ASU is effective for annual periods beginning after December 15, 2018, and interim periods therein. The Company will adopt the standard by applying the alternative transition method whereby comparative periods will not be restated, and any cumulative effect adjustment to the opening balance of retained earnings would be recognized as of January 1, 2019. The impact to retained earnings is expected to be immaterial. We also expect to elect the ASU’s package of three practical expedients, which allows the Company to forego a reassessment of (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) the initial direct costs for any existing leases. The Company has implemented a lease management system to assist in centralizing, maintaining and accounting for all leases and is finalizing its evaluation of the ASU on its financial statements and disclosures, as well as any additional changes to processes and internal controls to ensure we meet the ASU’s reporting and disclosure requirements. While the Company continues to assess the impact of this ASU on its consolidated financial statements, the Company currently expects to record right-of-use assets and additional lease liabilities in the range of $35,000 to $45,000, based on the present value of the expected remaining lease payments. The adoption of this ASU is not expected to have a significant impact on the Company’s consolidated statement of income.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU removes the thresholds that companies apply to measure credit losses on financial instruments measured at amortized cost, such as loans, receivables, and held-to-maturity debt securities. Under current US GAAP, companies generally recognize credit losses when it is probable that the loss has been incurred. This revised guidance will remove all recognition thresholds and will require companies to recognize an allowance for lifetime expected credit losses. Credit losses will be immediately recognized through net income; the amount recognized will be based on the current estimate of contractual cash flows not expected to be collected over the financial asset’s contractual term. ASU 2016-13 also amends the credit loss measurement guidance for available for sale debt securities. For public business entities, this ASU is effective for financial statements issued for fiscal years and for interim periods within those fiscal years beginning after December 15, 2019. We are currently testing our financial models that we anticipate using to calculate lifetime expected credit losses and are continuing to evaluate the impact of this ASU on our financial statements and disclosures.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. This ASU simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in today’s two-step impairment test. Under the new guidance, if a reporting unit’s carrying amount exceeds its fair value, an entity will record an impairment charge based on that difference. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. The standard eliminates today’s requirement to calculate a goodwill impairment charge using Step 2, which requires an entity to calculate any impairment charge by comparing the implied fair value of goodwill with its carrying amount. For public business entities, this ASU is effective for annual periods beginning after December 15, 2019, and interim periods therein. The adoption of this ASU is not expected to have a significant impact on the Company’s financial statements and disclosures.

In March 2017, the FASB issued ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities. This ASU requires certain premiums on callable debt securities to be amortized to the earliest call date. The amortization period for callable debt securities purchased at a discount will not be impacted. Under current GAAP, premiums on callable debt securities are generally amortized over the contractual life of the security. For public business entities, this ASU is effective for fiscal years beginning after December 15, 2018, and interim periods therein. The adoption of this ASU is not expected to have a significant impact on the Company’s financial statements and disclosures.

In August 2017, the FASB issued ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities. This ASU amends the hedge accounting model to enable entities to better portray their risk management activities in their financial statements, by expanding an entity’s ability to hedge nonfinancial and financial risk components and reduce complexity in fair value hedges of interest rate risk. This ASU eliminates the requirement to separately measure and report hedge ineffectiveness and generally requires the entire change in the fair value of a hedging instrument to be presented in the same income statement line as the hedged item. Additionally, this ASU also eases certain documentation and assessment requirements and modifies the accounting for components excluded from the assessment of hedge effectiveness. For public business entities, this ASU is effective for financial statements issued for fiscal years and for interim periods within those fiscal years beginning after December 15, 2018. The adoption of this ASU is not expected to have a significant impact on the Company’s financial statements and disclosures.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. This ASU aligns much of the guidance on measuring and classifying nonemployee awards with that of awards to employees. The guidance applies to nonemployee awards issued in exchange for goods or services used or consumed in an entity’s own operations and to awards granted by an investor to employees and nonemployees of an equity method investee for goods or services used or consumed in the investee’s operations. There are no new disclosure requirements. For public business entities, this ASU is effective for financial statements issued for fiscal years and for interim periods within those fiscal years beginning after December 15, 2018. The adoption of this ASU is not expected to have a significant impact on the Company’s financial statements and disclosures.

In August 2018, the FASB issued ASU 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement. This ASU modifies the disclosure requirements on fair value measurements by requiring that Level 3 fair value disclosures include the range and weighted average of significant unobservable inputs used to develop those fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. For public business entities, this ASU is effective for financial statements issued for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2019. The adoption of this ASU is not expected to have a significant impact on the Company’s financial statements and disclosures.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 2—Share Transactions

On December 10, 2018, the Company announced that the Board of Directors had established a share repurchase program which authorizes the repurchase of up to 5% of the Company’s common stock outstanding as of December 7, 2018, or approximately 2,425,280 shares. The repurchase program is authorized to continue through December 31, 2019 and may be modified, suspended or discontinued at any time, at the Company’s discretion. The repurchase program does not require the Company to repurchase any specific number of shares. As of December 7, 2018, the Company had 48,505,611 shares of common stock outstanding.

In connection with its establishment of this repurchase program, the Company’s Board of Directors terminated the Company’s existing repurchase program, which had authorized the repurchase of up to 5% of its total common shares outstanding, or approximately 1,978,871 shares. No shares of Company stock were repurchased under this program in 2018 or in 2017. Prior to its termination in December 2018, 1,537,121 shares were available for repurchase under the program.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 3—Revenue Recognition

Significant revenue streams recognized by the Company from contracts with customers accounted for under ASC 606 for the years ended December 31, 2018, 2017 and 2016, are below:

			Years ended December 31,
			2018	2017	2016
Card services income	(a	)	$13,000	$12,048	$10,879
Service charges on deposits	(b	)	8,052	7,382	8,863
Title income	(c	)	3,928	4,975	5,590
Gains (losses) on the sale of other real estate owned	(d	)	1,232	(3,618)	(366)

(a) Card services income -

Card services income includes interchange income, which is income earned by the Company for each transaction a cardholder performs at a merchant. This performance obligation is settled on a daily basis as transactions are processed. Card services income also includes revenue earned from companies who provide our customers with debit cards and/or provide card processing services in exchange for the Company’s promotion of their card programs to the Company’s depositors. These payments are remitted based on contractual terms that dictate how much payment is remitted based on volume expectations. This performance obligation settles on a daily basis as our customers use cards and card processing services at merchants.

(b) Service charges on deposits -

The Company receives non-interest income for providing services related to deposit accounts, including fee income generated from non-sufficient funds transactions, wire transfers, ATM activity and treasury management services. This income is recorded when incurred in the case of deposit account service charges or when collected in the case of miscellaneous one-time fees, like wire transfer fees. Since most deposit agreements have a day-to-day term, the performance obligation between the Company and the depositor is satisfied on a daily basis, or as incurred.

(c) Title income -

Title services offered by the Company through its wholly-owned subsidiary, LegacyTexas Title, consists of referring title insurance policies to other title companies and performing real estate closing duties for a set fee. The performance obligation (referring title policies to other title insurance agencies and handling customary closing services) settles daily at each real estate closing.

(d) Gains/losses on the sale of other real estate owned -

The performance obligation in the sale of other real estate owned typically will be delivery of control over the property to the buyer. If the Company is not providing financing, the transaction price is typically identified in the purchase and sale agreement. However, if the Company provides seller financing, the Company must determine a transaction price, depending on if the sale contract is at market terms and taking into account the credit risk inherent in the sales arrangement.

The performance obligations described in (b), (c), and (d) above are typically related to contracts that have an original expected duration of less than one year.

In regards to card services income, because the Company has a right to consideration from card service providers in the form of transaction-based and support income, and from cardholders in the form of interchange income in an amount that corresponds directly with the value to the card service provider and cardholder of the Company’s performance completed to date, the Company recognizes revenue as incurred when transactions with merchants settle on a daily basis.

The Company has made no significant judgments in applying the revenue guidance prescribed in ASC 606 that affect the determination of the amount and timing of revenue from the above-described contracts with customers.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 4—Earnings Per Common Share

Basic earnings per common share is computed by dividing net income (which has been adjusted for distributed and undistributed earnings to participating securities) by the weighted-average number of common shares outstanding for the period, reduced for average unallocated ESOP shares and average unvested restricted stock awards. Unvested restricted stock awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method described in ASC 260-10-45-60B. Diluted earnings per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as stock awards and options) were exercised or converted to common stock, or resulted in the issuance of common stock that then shared in the Company’s earnings. Diluted earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding for the period increased for the dilutive effect of unexercised stock options and unvested restricted stock awards. The dilutive effect of the unexercised stock options and unvested restricted stock awards is calculated under the treasury stock method utilizing the average market value of the Company’s stock for the period. A reconciliation of the numerator and denominator of the basic and diluted earnings per common share computation for the years ended December 31, 2018, 2017 and 2016 is as follows:

	Years Ended December 31,
	2018	2017	2016
Basic earnings per share:
Numerator:
Net income	$154,189	$89,494	$97,821
Distributed and undistributed earnings to participating securities	(497)	(318)	(497)

Income available to common shareholders	$153,692	$89,176	$97,324

Denominator:
Weighted average common shares outstanding	48,355,192	47,998,439	47,721,179
Less: Average unallocated ESOP shares	(1,167,563)	(1,220,516)	(1,301,356)
Average unvested restricted stock awards	(152,154)	(166,143)	(235,749)

Average shares for basic earnings per share	47,035,475	46,611,780	46,184,074

Basic earnings per common share	$3.27	$1.91	$2.11

Diluted earnings per share:
Numerator:
Income available to common shareholders	$153,692	$89,176	$97,324

Denominator:
Average shares for basic earnings per share	47,035,475	46,611,780	46,184,074
Dilutive effect of share-based compensation plan	618,251	526,738	300,893

Average shares for diluted earnings per share	47,653,726	47,138,518	46,484,967

Diluted earnings per common share	$3.23	$1.89	$2.09

Share awards excluded in the computation of diluted earnings per share because the exercise price was greater than the common stock average market price and were therefore anti-dilutive	657,657	623,666	1,384,784

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 5—Securities

The amortized cost, related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss), and the fair value of securities available for sale (“AFS”) were as follows:

December 31, 2018	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Agency residential mortgage-backed securities [1]	$153,671	$283	$4,083	$149,871
Agency commercial mortgage-backed securities [1]	9,063	—	143	8,920
Agency residential collateralized mortgage obligations [1]	284,886	603	4,850	280,639
US government and agency securities	1,500	43	—	1,543
Municipal bonds	31,053	87	367	30,773

Total securities	$480,173	$1,016	$9,443	$471,746

December 31, 2017
Agency residential mortgage-backed securities [1]	$191,216	$419	$2,169	$189,466
Agency commercial mortgage-backed securities [1]	9,360	—	125	9,235
Agency residential collateralized mortgage obligations [1]	187,637	4	3,425	184,216
US government and agency securities	1,590	81	—	1,671
Municipal bonds	35,196	241	308	35,129

Total securities	$424,999	$745	$6,027	$419,717

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

The amortized cost (carrying amount), unrealized gains and losses, and fair value of securities held to maturity (“HTM”) were as follows:

December 31, 2018	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Agency residential mortgage-backed securities [1]	$53,377	$266	$1,151	$52,492
Agency commercial mortgage-backed securities [1]	21,872	60	167	21,765
Agency residential collateralized mortgage obligations [1]	17,645	25	124	17,546
Municipal bonds	53,152	305	469	52,988

Total securities	$146,046	$656	$1,911	$144,791

December 31, 2017
Agency residential mortgage-backed securities [1]	$57,334	$616	$646	$57,304
Agency commercial mortgage-backed securities [1]	27,435	589	98	27,926
Agency residential collateralized mortgage obligations [1]	27,112	265	99	27,278
Municipal bonds	61,628	1,079	289	62,418

Total securities	$173,509	$2,549	$1,132	$174,926

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

The amortized cost (carrying amount) and fair value of held to maturity debt securities and the fair value of available for sale debt securities at December 31, 2018 by contractual maturity are set forth below in the table below. Securities with contractual payments not due at a single maturity date, including mortgage backed securities and collateralized mortgage obligations, are shown separately.

	HTM		AFS
	Amortized Cost	Fair Value	Fair Value
Due in one year or less	$251	$254	$3,332
Due after one to five years	14,876	14,988	13,052
Due after five to ten years	37,129	36,864	13,543
Due after ten years	896	882	2,389
Agency residential mortgage-backed securities	53,377	52,492	149,871
Agency commercial mortgage-backed securities	21,872	21,765	8,920
Agency residential collateralized mortgage obligations	17,645	17,546	280,639

Total	$146,046	$144,791	$471,746

Securities with a carrying value of $211,198 and $256,451 at December 31, 2018 and 2017, respectively, were pledged to secure public deposits, repurchase agreements and for other purposes required or permitted by law.

At December 31, 2018 and 2017, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies or U.S. Government Sponsored Enterprises, in an amount greater than 10% of shareholders’ equity.

Sales activity of securities for the years ended December 31, 2018, 2017 and 2016 was as follows. All securities sold were classified as available for sale.

	December 31,
	2018	2017	2016
Proceeds	$—	$—	$7,700
Gross gains	—	—	72
Gross losses	—	—	7
Tax expense of securities gains/losses reclassified from accumulated other comprehensive income	—	—	23

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Securities with unrealized losses at December 31, 2018 and 2017, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

AFS	Less than 12 Months		12 Months or More		Total
December 31, 2018	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Agency residential mortgage-backed securities [1]	$4,770	$27	$123,413	$4,056	$128,183	$4,083
Agency commercial mortgage-backed securities [1]	—	—	8,921	143	8,921	143
Agency residential collateralized mortgage obligations [1]	32,668	195	153,131	4,655	185,799	4,850
Municipal bonds	6,326	59	16,260	308	22,586	367

Total temporarily impaired	$43,764	$281	$301,725	$9,162	$345,489	$9,443

December 31, 2017
Agency residential mortgage-backed securities [1]	$59,545	$412	$100,214	$1,757	$159,759	$2,169
Agency commercial mortgage-backed securities [1]	9,235	125	—	—	9,235	125
Agency residential collateralized mortgage obligations [1]	128,869	1,860	49,171	1,565	178,040	3,425
Municipal bonds	10,114	72	6,583	236	16,697	308

Total temporarily impaired	$207,763	$2,469	$155,968	$3,558	$363,731	$6,027

HTM	Less than 12 Months		12 Months or More		Total
December 31, 2018	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Agency residential mortgage-backed securities [1]	$5,002	$15	$30,180	$1,136	$35,182	$1,151
Agency commercial mortgage-backed securities [1]	6,465	41	6,964	126	13,429	167
Agency residential collateralized mortgage obligations [1]	3,994	11	6,213	113	10,207	124
Municipal bonds	7,131	17	20,244	452	27,375	469

Total temporarily impaired	$22,592	$84	$63,601	$1,827	$86,193	$1,911

December 31, 2017
Agency residential mortgage-backed securities [1]	$20,397	$206	$16,909	$440	$37,306	$646
Agency commercial mortgage-backed securities [1]	3,685	26	3,484	72	7,169	98
Agency residential collateralized mortgage obligations [1]	8,008	64	2,267	35	10,275	99
Municipal bonds	9,313	80	10,486	209	19,799	289

Total temporarily impaired	$41,403	$376	$33,146	$756	$74,549	$1,132

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

As of December 31, 2018, 316 securities had unrealized losses, 258 of which had been in an unrealized loss position for over 12 months at December 31, 2018. The Company does not believe these unrealized losses are other-than-temporary and expects full collection of the carrying amount of these securities. At December 31, 2018, the Company does not intend to sell the securities in an unrealized loss position, and it is not more-likely-than-not that the Company will be required to sell the securities prior to recovery of amortized cost. All principal and interest payments are being received on time and in full.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 6—Loans

Loans consist of the following:

	December 31, 2018	December 31, 2017
Loans held for sale, at fair value	$23,193	$16,707

Loans held for investment:
Commercial real estate	$3,026,754	$3,019,339
Commercial and industrial	2,057,791	1,927,049
Construction and land	270,629	277,864
Consumer real estate	1,390,378	1,213,434
Other consumer	45,171	45,506

Gross loans held for investment, excluding Warehouse Purchase Program	6,790,723	6,483,192
Net of:
Deferred costs (fees) and discounts, net	10,397	6,380
Allowance for loan losses	(67,428)	(71,301)

Net loans held for investment, excluding Warehouse Purchase Program	6,733,692	6,418,271
Warehouse Purchase Program	960,404	1,320,846

Total loans held for investment	$7,694,096	$7,739,117

Activity in the allowance for loan losses for the years ended December 31, 2018, 2017 and 2016, segregated by portfolio segment and evaluation for impairment, is set forth below. The below activity does not include Warehouse Purchase Program loans, which are collectively evaluated for impairment and are purchased under several contractual requirements, providing safeguards to the Company. To date, the Company has not experienced a loss on its Warehouse Purchase Program loans and no allowance for loan losses has been allocated to them. At December 31, 2018, 2017 and 2016, the allowance for loan impairment related to purchased credit impaired (“PCI”) loans totaled $250, $269, and $180, respectively.

For the year ended December 31, 2018	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$21,587	$39,005	$4,644	$4,838	$1,227	$71,301
Charge-offs	(239)	(42,356)	—	(98)	(1,083)	(43,776)
Recoveries	—	3,699	—	34	235	3,968
Provision expense (benefit)	(1,303)	36,050	(734)	1,069	853	35,935

Ending balance	$20,045	$36,398	$3,910	$5,843	$1,232	$67,428

Allowance ending balance:
Individually evaluated for impairment	$8	$4,109	$—	$224	$25	$4,366
Collectively evaluated for impairment	20,037	32,289	3,910	5,619	1,207	63,062
Loans:
Individually evaluated for impairment	159	16,708	—	2,375	3	19,245
Collectively evaluated for impairment	3,026,364	2,040,988	270,629	1,387,313	44,995	6,770,289
PCI loans	231	95	—	690	173	1,189

Ending balance	$3,026,754	$2,057,791	$270,629	$1,390,378	$45,171	$6,790,723

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

For the year ended December 31, 2017	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$18,303	$35,464	$5,075	$4,484	$1,250	$64,576
Charge-offs	(16)	(32,846)	(418)	(96)	(1,366)	(34,742)
Recoveries	205	405	75	42	640	1,367
Provision expense (benefit)	3,095	35,982	(88)	408	703	40,100

Ending balance	$21,587	$39,005	$4,644	$4,838	$1,227	$71,301

Allowance ending balance:
Individually evaluated for impairment	$—	$10,527	$—	$230	$34	$10,791
Collectively evaluated for impairment	21,587	28,478	4,644	4,608	1,193	60,510
Loans:
Individually evaluated for impairment	4,134	84,005	—	2,992	35	91,166
Collectively evaluated for impairment	3,012,892	1,842,868	277,864	1,209,550	45,288	6,388,462
PCI loans	2,313	176	—	892	183	3,564

Ending balance	$3,019,339	$1,927,049	$277,864	$1,213,434	$45,506	$6,483,192

For the year ended December 31, 2016	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$14,123	$24,975	$3,013	$3,992	$990	$47,093
Charge-offs	(79)	(7,746)	—	(107)	(927)	(8,859)
Recoveries	21	472	—	109	340	942
Provision expense	4,238	17,763	2,062	490	847	25,400

Ending balance	$18,303	$35,464	$5,075	$4,484	$1,250	$64,576

Allowance ending balance:
Individually evaluated for impairment	$300	$4,521	$—	$138	$52	$5,011
Collectively evaluated for impairment	18,003	30,943	5,075	4,346	1,198	59,565
Loans:
Individually evaluated for impairment	5,195	86,664	11,385	3,300	75	106,619
Collectively evaluated for impairment	2,659,644	1,788,459	283,509	1,070,732	53,683	5,856,027
PCI loans	5,616	233	—	891	233	6,973

Ending balance	$2,670,455	$1,875,356	$294,894	$1,074,923	$53,991	$5,969,619

Changes in the allowance for off-balance sheet credit losses on lending-related commitments and guarantees on credit card debt, included in “accrued expenses and other liabilities” on the consolidated balance sheets, are summarized in the following table. Please see Note 18—Commitments and Contingent Liabilities for more information.

	Years Ended December 31,
	2018	2017	2016
Balance at beginning of period	$929	$1,573	$73
Charge-offs on lending-related commitments	—	—	—
Provision (recovery) for credit losses on lending-related commitments	(200)	(644)	1,500

Balance at end of period	$729	$929	$1,573

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Impaired loans at December 31, 2018 and 2017, were as follows 1:

December 31, 2018	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance
Commercial real estate	$177	$159	$—	$159	$—
Commercial and industrial	17,124	1,844	14,864	16,708	4,109
Consumer real estate	2,865	2,370	5	2,375	4
Other consumer	35	—	3	3	3

Total	$20,201	$4,373	$14,872	$19,245	$4,116

December 31, 2017
Commercial real estate	$4,411	$4,134	$—	$4,134	$—
Commercial and industrial	89,713	48,463	35,542	84,005	10,502
Consumer real estate	3,545	2,985	7	2,992	7
Other consumer	71	16	19	35	13

Total	$97,740	$55,598	$35,568	$91,166	$10,522

[1]	No Warehouse Purchase Program loans were impaired at December 31, 2018 or 2017. Loans reported do not include PCI loans.

Income on impaired loans at December 31, 2018, 2017 and 2016, was as follows1

	December 31, 2018		December 31, 2017		December 31, 2016
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial real estate	$4,215	$8	$4,421	$8	$5,240	$9
Commercial and industrial	30,827	—	83,508	—	28,634	1
Construction and land	—	—	2,273	—	901	—
Consumer real estate	2,711	38	2,786	14	4,831	14
Other consumer	16	3	264	4	95	4

Total	$37,769	$49	$93,252	$26	$39,701	$28

[1]	Loans reported do not include PCI loans.

Loans past due over 90 days that were still accruing interest at December 31, 2018 totaled $58, which consisted entirely of PCI loans. No loans past due over 90 days were still accruing interest at December 31, 2017. At December 31, 2018, no PCI loans were considered non-performing loans. No Warehouse Purchase Program loans were non-performing at December 31, 2018 or 2017.

Non-performing loans were as follows:

	December 31,
	2018	2017
Commercial real estate	$159	$4,134
Commercial and industrial	16,710	84,003
Consumer real estate	5,506	6,190
Other consumer	46	76

Total	$22,421	$94,403

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

For the years ended December 31, 2018, 2017 and 2016, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $656, $4,229 and $1,746, respectively. No interest income was recorded on these loans for the years ended December 31, 2018, 2017 and 2016.

The outstanding balances of TDRs are shown below:

	December 31,
	2018	2017
Nonaccrual TDRs (1)	$1,160	$17,294
Performing TDRs (2)	926	768

Total	$2,086	$18,062

Outstanding commitments to lend additional funds to borrowers with TDR loans	—	—

[1]	Nonaccrual TDR loans are included in the nonaccrual loan totals.
[2]	Performing TDR loans are loans that have been performing under the restructured terms for at least six months and the Company is accruing interest on these loans.

The following table provides the recorded balances of loans modified as a TDR during the years ended December 31, 2018, 2017 and 2016.

December 31, 2018	Principal Deferrals	Combination of Rate Reduction & Principal Deferral	Other		Total
Commercial and industrial	$71	$45	$—		$116

Total	$71	$45	$—		$116

December 31, 2017
Commercial and industrial	$38	$131	$14,063	(1)	$14,232

Total	$38	$131	$14,063		$14,232

December 31, 2016
Commercial and industrial	$685	$—	$7,090	(1)	$7,775
Consumer real estate	—	79	—		79
Other consumer	1	—	—		1

Total	$686	$79	$7,090		$7,855

[1]	Reserve-based energy relationships where the primary modification consisted of suspension of required borrowing base payments.

Loans modified as a TDR during the years ended December 31, 2018, 2017 and 2016, which experienced a subsequent payment default during the periods, are shown below. A payment default is defined as a loan that was 90 days or more past due.

	Years Ended December 31,
	2018	2017	2016
Consumer real estate	$—	$—	$31

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Loans acquired with evidence of credit quality deterioration at acquisition, for which it was probable that the Company would not be able to collect all contractual amounts due, were accounted for as PCI loans. The carrying amount of PCI loans included in the consolidated balance sheets and the related outstanding balances at December 31, 2018 and 2017 are set forth in the table below. The outstanding balance represents the total amount owed, including accrued but unpaid interest, and any amounts previously charged off.

	December 31,
	2018	2017
Carrying amount [1]	$939	$3,295
Outstanding balance	1,170	3,992

[1]	The carrying amounts are reported net of allowance for loan losses of $250 and $269 as of December 31, 2018 and 2017.

Changes in the accretable yield for PCI loans for the years ended December 31, 2018 and 2017, are as follows:

	December 31,
	2018	2017
Balance at beginning of period	$2,279	$2,515
Reclassifications from nonaccretable	157	687
Disposals	(1,493)	(272)
Accretion	(319)	(651)

Balance at end of period	$624	$2,279

Below is an analysis of the age of recorded investment in loans that were past due at December 31, 2018 and 2017. No Warehouse Purchase Program loans were delinquent at December 31, 2018 or 2017 and therefore are not included in the following table.

December 31, 2018	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Loans Past Due	Current Loans [1]	Total Loans
Commercial real estate	$6	$—	$—	$6	$3,026,748	$3,026,754
Commercial and industrial	289	—	217	506	2,057,285	2,057,791
Construction and land	557	—	—	557	270,072	270,629
Consumer real estate	18,885	4,241	1,632	24,758	1,365,620	1,390,378
Other consumer	271	15	29	315	44,856	45,171

Total	$20,008	$4,256	$1,878	$26,142	$6,764,581	$6,790,723

December 31, 2017
Commercial real estate	$9,414	$—	$250	$9,664	$3,009,675	$3,019,339
Commercial and industrial	918	284	7,350	8,552	1,918,497	1,927,049
Construction and land	9,354	—	—	9,354	268,510	277,864
Consumer real estate	16,436	2,928	1,367	20,731	1,192,703	1,213,434
Other consumer	891	34	2	927	44,579	45,506

Total	$37,013	$3,246	$8,969	$49,228	$6,433,964	$6,483,192

[1]	Includes acquired PCI loans with a total carrying value of $1,120 and $3,338 at December 31, 2018 and 2017, respectively.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

The recorded investment in loans by credit quality indicators at December 31, 2018 and 2017, was as follows.

Real Estate and Commercial and Industrial Credit Exposure

Credit Risk Profile by Internally Assigned Grade

December 31, 2018	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate
Grade:[1]
Pass	$3,007,810	$1,935,786	$270,629	$1,382,388
Special Mention	17,322	56,016	—	1,218
Substandard	1,622	65,987	—	6,429
Doubtful	—	2	—	343

Total	$3,026,754	$2,057,791	$270,629	$1,390,378

December 31, 2017
Grade:[1]
Pass	$2,980,656	$1,787,238	$277,864	$1,203,236
Special Mention	30,656	43,161	—	1,408
Substandard	8,027	96,546	—	7,762
Doubtful	—	104	—	1,028

Total	$3,019,339	$1,927,049	$277,864	$1,213,434

[1]

PCI loans are included in the substandard or doubtful categories for December 31, 2018 and 2017, respectively. These categories are generally consistent with the “substandard” and “doubtful” categories as defined by regulatory authorities.

Warehouse Purchase Program Credit Exposure

All Warehouse Purchase Program loans were graded pass as of December 31, 2018 and 2017.

Consumer Other Credit Exposure

Credit Risk Profile Based on Payment Activity

	December 31, 2018	December 31, 2017
Performing	$45,125	$45,430
Non-performing	46	76

Total	$45,171	$45,506

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 7—Fair Value

ASC 820, “Fair Value Measurements and Disclosures,” establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Prices or valuation techniques that require inputs that are both significant and unobservable in the market. These instruments are valued using the best information available, some of which is internally developed, and reflects a reporting entity’s own assumptions about the risk premiums that market participants would generally require and the assumptions they would use.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below.

	Fair Value Measurements Using Level 2
	December 31, 2018	December 31, 2017
Assets:
Agency residential mortgage-backed securities	$149,871	$189,466
Agency commercial mortgage-backed securities	8,920	9,235
Agency residential collateralized mortgage obligations	280,639	184,216
US government and agency securities	1,543	1,671
Municipal bonds	30,773	35,129

Total securities available for sale	$471,746	$419,717

Loans held for sale[1]	$23,193	$16,707
Derivative financial instruments:
Interest rate lock commitments	459	358
Forward mortgage-backed securities trades	—	7
Loan customer counterparty	578	—
Financial institution counterparty	1,118	1,735
Liabilities:
Derivative financial instruments:
Interest rate lock commitments	—	—
Forward mortgage-backed securities trades	163	18
Loan customer counterparty	1,118	1,735
Financial institution counterparty	578	—

[1]

At December 31, 2018 and 2017, loans held for sale had an aggregate outstanding principal balance of $22,402 and $16,242. There were no mortgage loans held for sale that were 90 days or greater past due or on non-accrual at December 31, 2018.

The following methodologies were used to measure the fair value of financial assets and liabilities valued on a recurring basis:

Securities available for sale—The fair values of securities available for sale are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Residential mortgage loans held for sale—Mortgage loans held for sale, which are sold on a servicing released basis, are valued using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted to credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Company classifies these valuations as Level 2 in the fair value disclosures. Interest income on mortgage loans held for sale is recognized based on the contractual rates and reflected in interest income on loans held for sale in the consolidated income statement. The Company has no continuing involvement in any residential mortgage loans sold.

Derivative instruments:

Interest rate lock commitments (“IRLCs”)—The estimated fair values of IRLCs utilize current secondary market prices for underlying loans and estimated servicing value with similar coupons, maturity and credit quality, subject to the anticipated loan funding. The fair value of IRLCs is subject to change primarily due to changes in interest rates. These commitments are classified as Level 2 in the fair value disclosures, as the valuations are based on observable market inputs.

Forward mortgage-backed securities trades—These forward mortgage-backed securities trades are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilized the exchange price or dealer market price for the particular derivative contract; therefore these contracts are classified as Level 2. The estimated fair values are subject to change primarily due to changes in interest rates.

Loan customer counterparty and financial institution counterparty—The Company also enters into certain interest rate derivative positions that are not designated as hedging instruments. The estimated fair value of these commercial loan interest rate swaps are obtained from a pricing service that provides the swaps’ unwind value (Level 2 inputs). Please see Note 6—Derivative Financial Instruments for more information.

Assets and Liabilities Measured on a Non-Recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below. There were no liabilities measured at fair value on a non-recurring basis as of December 31, 2018 or 2017.

	Fair Value Measurements Using Level 3
	December 31, 2018	December 31, 2017
Assets:
Impaired loans	$10,756	$25,046
Foreclosed assets:
Commercial real estate	—	6,694
Construction and land	—	859
Consumer real estate	720	192
Other	613	687

Methodologies used to measure the fair value of financial assets and liabilities valued on a non-recurring basis are shown below:

Impaired loans—Impaired loans that are collateral dependent are measured for impairment using the fair value of the collateral adjusted by additional Level 3 inputs, such as discounts of market value, estimated marketing costs and estimated legal expenses. Impaired loans secured by real estate, receivables or inventory had discounts determined by management on an individual loan basis. Impaired loans that are not collateral dependent are measured for impairment by a discounted cash flow analysis using a net present value calculation that utilizes data from the loan file before and after the modification.

Foreclosed assets—These assets are measured at the lower of book or fair value less costs to sell using third party appraisals, listing agreements or sale contracts, which may be adjusted by additional Level 3 inputs, such as discounts of market value, estimated marketing costs and estimated legal expenses. Management may also consider additional adjustments on specific properties due to the age of the appraisal, expected holding period, lack of comparable sales, or if the other real estate owned is a special use property. At December 31, 2018, the Company had $702 in residential mortgage loans in the process of foreclosure.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

The Credit Risk Management department evaluates the valuations on impaired loans and foreclosed assets at least quarterly. The valuations on impaired loans are reviewed at least quarterly by the Allowance for Loan Loss Committee and are considered in the calculation of the allowance for loan losses. Unobservable inputs, such as discounts to collateral, are monitored and adjusted if market conditions change.

Fair Value of Financial Instruments Not Recorded at Fair Value

The carrying amount and fair value information of financial instruments not recorded at fair value in their entirety on a recurring basis on the Company’s consolidated balance sheets at December 31, 2018 and 2017, were as follows:

		Fair Value
December 31, 2018	Carrying Amount	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$269,193	$269,193	$—	$—
Securities held to maturity	146,046	—	144,791	—
Loans held for investment, net	6,733,692	—	—	6,664,703
Loans held for investment—Warehouse Purchase Program	960,404	—	—	960,404
FHLB and other restricted securities, at cost	56,226	—	56,226	—
Accrued interest receivable	27,104	27,104	—	—
Financial liabilities
Deposits	$6,841,715	$—	$—	$6,330,581
FHLB advances	825,409	—	—	825,496
Repurchase agreements	50,340	—	—	44,214
Subordinated debt	135,012	—	—	138,524
Accrued interest payable	4,428	4,428	—	—
December 31, 2017
Financial assets
Cash and cash equivalents	$293,456	$293,456	$—	$—
Securities held to maturity	173,509	—	174,926	—
Loans held for investment, net	6,418,271	—	—	6,484,949
Loans held for investment—Warehouse Purchase Program	1,320,846	—	—	1,320,846
FHLB and other restricted securities, at cost	64,790	—	64,790	—
Accrued interest receivable	24,596	24,596	—	—
Financial liabilities
Deposits	$6,767,683	$—	$—	$6,326,572
FHLB advances	1,043,163	—	—	1,043,416
Repurchase agreement	84,676	—	—	81,041
Subordinated debt	134,522	—	—	141,972
Accrued interest payable	2,729	2,729	—	—

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 8—Derivative Financial Instruments

The following table provides the outstanding notional balances and fair values of outstanding derivative positions at December 31, 2018 and 2017.

	December 31, 2018			December 31, 2017
	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value
IRLCs	$12,287	$459	$—	$10,337	$358	$—
Forward mortgage-backed securities trades	24,133	—	163	19,788	7	18
Commercial loan interest rate swaps and caps:
Loan customer counterparty	64,130	578	1,118	114,594	—	1,735
Financial institution counterparty	64,130	1,118	578	114,594	1,735	—

IRLCs—In the normal course of business, the Company enters into IRLCs with consumers to originate mortgage loans at a specified interest rate. These commitments, which contain fixed expiration dates, offer the borrower an interest rate guarantee provided the loan meets underwriting guidelines and closes within the timeframe established by the Company.

Forward mortgage-backed securities trades—The Company manages the changes in fair value associated with changes in interest rates related to IRLCs by using forward sold commitments known as forward mortgage-backed securities trades. These instruments are typically entered into at the time the IRLC is made.

Interest rate swaps and caps—These derivative positions relate to transactions in which we enter into an interest rate swap or cap with a customer, while at the same time entering into an offsetting interest rate swap or cap with another financial institution. An interest rate swap transaction allows our customer to effectively convert a variable rate loan to a fixed rate. In connection with each swap, we agree to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, we agree to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount. In connection with each interest rate cap, we sell a cap to the customer and agree to pay interest if the underlying index exceeds the strike price defined in the cap agreement. Simultaneously we purchase a cap with matching terms from another financial institution which agrees to pay us if the underlying index exceeds the strike price.

The commercial loan customer counterparty weighted average received and paid interest rates for interest rate swaps outstanding at December 31, 2018 and 2017 are presented in the following table.

	Weighted-Average Interest Rate
	December 31, 2018		December 31, 2017
	Received	Paid	Received	Paid
Loan customer counterparty	4.21%	4.29%	2.52%	2.54%

Our credit exposure on interest rate swaps is limited to the net favorable value of all swaps by each counterparty, which was approximately $578 at December 31, 2018. This credit exposure is partly mitigated as transactions with customers are generally secured by the collateral, if any, securing the underlying transaction being hedged. Our credit exposure, net of collateral pledged, relating to interest rate swaps with upstream financial institution counter-parties was approximately $1,123 at December 31, 2018. A credit support annex is in place and allows the bank to call collateral from upstream financial institution counter-parties. Collateral levels are monitored and adjusted on a regular basis for changes in interest rate swap values. Our cash collateral pledged for interest rate swaps and included in our interest-bearing deposits, which totaled $2,480 and $1,950 at December 31, 2018 and 2017 respectively, is in excess of our credit exposure.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

The initial and subsequent changes in the fair value of IRLCs and the forward sales of mortgage-back securities are recorded in net gain on sale of mortgage loans. These gains and losses were not attributable to instrument-specific credit risk. For interest rate swaps and caps, because we act as an intermediary for our customer, changes in the fair value of the underlying derivative contracts substantially offset each other and do not have a material impact on our results of operations. Income (loss) for the years ended December 31, 2018, 2017 and 2016 was as follows:

	Years Ended December 31,
Derivatives not designated as hedging instruments	2018	2017	2016
IRLCs	$101	$(21)	$(43)
Forward mortgage-backed securities trades	290	(479)	13

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 9—Premises and Equipment

Premises and equipment were as follows:

	December 31,
	2018	2017
Land	$22,140	$22,140
Buildings	57,515	57,079
Furniture, fixtures and equipment	24,495	20,218
Leasehold improvements	11,313	10,055

	115,463	109,492
Less: accumulated depreciation	(42,390)	(39,799)

Total	$73,073	$69,693

Depreciation expense was $6,182, $6,389 and $6,186 for 2018, 2017 and 2016, respectively.

Operating Leases: The Company leases certain bank or loan production office properties and equipment under operating leases. Certain leases contain renewal options that may be exercised. Rent expense was $7,372, $7,322 and $7,928 for 2018, 2017 and 2016, respectively.

Rent commitments, before considering applicable renewal options, as of December 31, 2018, were as follows:

Balance
2019	$6,490
2020	6,306
2021	5,817
2022	5,141
2023	5,620
Thereafter	14,969

Total	$44,343

The Company leases office space in certain locations to other unaffiliated tenants. Rental income of $163 was recognized during 2018. This rental income is recorded in the consolidated statement of income as an offset to occupancy expense. Aggregate future minimum rental payments to be received under non-cancelable subleases at December 31, 2018, were $77. At December 31, 2018, the Company had no commitments for future locations and held one parcel of land for future development.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 10—Goodwill and Core Deposit Intangibles

Changes in the carrying amount of the Company’s goodwill and core deposit intangibles (“CDI”) for years ended December 31, 2018 and 2017, were as follows:

	Goodwill	Core Deposit Intangibles
Balance as of December 31, 2016	$178,559	$665
Amortization of core deposit intangible	—	(263)

Balance as of December 31, 2017	178,559	402
Amortization of core deposit intangible	—	(157)

Balance as of December 31, 2018	$178,559	$245

CDI are amortized on an accelerated basis over their estimated lives with a weighted average amortization period of 8 years. The CDI amortization expense is reported in other non-interest expense on the Company’s consolidated statements of income. The estimated aggregate future amortization expense for CDI remaining as of December 31, 2018 is as follows:

Balance
2019	$101
2020	73
2021	48
2022	23
2023	—
Thereafter	—

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 11—Deposits

Time deposits of $250 or more totaled $1,255,635 and $1,009,855 at December 31, 2018 and 2017, respectively. The $250 FDIC insurance coverage limit applies per depositor, per insured depository institution, for each account ownership category.

The Company provides an avenue for large depositors to maintain full FDIC insurance coverage for all deposits up to $140,000, depending on product. Under an agreement with Promontory Interfinancial Network, we participate in the Certificate of Deposit Account Registry Service (CDARS®) and the Insured Cash Sweep (ICS) money market product. These are deposit-matching programs which distribute excess balances on deposit with the Bank across other participating banks. In return, those participating financial institutions place their excess customer deposits with the Bank in a reciprocal amount. These products are designed to enhance our ability to attract and retain customers and increase deposits by providing additional FDIC insurance for large deposits. We also participate in the ICS One-Way Buy program, which allows the Bank to buy cost-effective wholesale funding on customizable terms. Due to the nature of the placement of the funds, certain CDARS® and ICS deposits are classified as “brokered deposits” by regulatory agencies. In December 2018, the FDIC adopted its final rule related to the treatment of reciprocal deposits. The final rule implements Section 202 of the Economic Growth, Regulatory Relief, and Consumer Protection Act to exempt certain reciprocal deposits from being considered as brokered deposits for well-capitalized institutions. At December 31, 2018 and 2017, the Company had $380,640 and $400,716, respectively, in aggregate CDARS® and ICS deposits that were classified as brokered deposits by regulatory agencies.

At December 31, 2018, scheduled maturities of time deposits for the next five years with the weighted average rate at the end of the period were as follows:

	Balance	Weighted Average Rate
2019	$1,252,066	2.01%
2020	434,303	2.60
2021	67,062	1.72
2022	17,827	1.59
2023 and thereafter	14,153	2.08

Total	$1,785,411	2.14%

At December 31, 2018 and 2017, the Company’s deposits included public funds totaling $936,927 and $972,226, respectively. At December 31, 2018 and 2017, overdrawn deposits of $801 and $473 were reclassified as unsecured consumer loans.

Interest expense on deposits is summarized as follows:

	Years Ended December 31,
	2018	2017	2016
Interest-bearing demand	$6,616	$5,475	$3,974
Savings and money market	22,786	16,845	7,288
Time	28,073	14,374	9,772

Total	$57,475	$36,694	$21,034

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 12—Borrowed Funds

Borrowed funds are summarized as follows:

	December 31,
	2018		2017
	Amount	Rate[1]	Amount	Rate[1]
Federal Home Loan Bank advances	$825,409	2.54%	$1,043,163	1.51%
Repurchase Agreements
Credit Suisse structured repurchase agreement	—	—	25,000	3.02
Overnight repurchase agreements with depositors	50,340	2.16	59,676	1.18
Subordinated Debt
Fixed to floating rate note maturing on December 1, 2025	125,000	5.50	125,000	5.50
Junior subordinated debentures	15,464	4.49	15,464	3.29

[1]	Rate at period-end, with the exception of the fixed to floating rate subordinated debt note, which is a weighted average rate calculated using period-end rates.

Federal Home Loan Bank (“FHLB”) Advances

At December 31, 2018, advances from the FHLB had interest rates ranging from 2.20% to 6.00%. At December 31, 2017, advances from the FHLB had interest rates ranging from 1.30% to 6.00%. At December 31, 2018, the Company had no variable rate FHLB advances.

The FHLB advances were collateralized by mortgage and commercial loans with collateral values of $2,171,981 and $2,106,571 under a blanket lien arrangement at December 31, 2018 and 2017, respectively. Additionally, securities safekept at FHLB and FHLB stock are used as collateral for advances. Based on this collateral, the Company was eligible to borrow an additional $2,175,664 and $2,084,944 at December 31, 2018 and 2017, respectively. The current agreement provided for a maximum borrowing amount of approximately $3,934,172 and $4,072,477 at December 31, 2018 and 2017, respectively.

Repurchase Agreements

Repurchase agreements (“repos”) which are classified as securities transactions, are not insured by the FDIC, are not guaranteed, and may lose value. A repo is an agreement between two parties whereby one party (a bank as counterparty) sells the other (as customer) a security at a specified price with a commitment to buy the security back at a fixed time and price. Repos are accounted for as collateralized borrowings and are recorded at amounts equal to cash received.

Inherent in repurchase agreements is a risk that the fair value of the collateral pledged on the agreements could decline below the amount obligated under the agreements. To mitigate this risk to the customer, the Company, as the bank counterparty, marks securities sold under repos to fair value on a daily basis and provides 115% market value protection on overnight repos. At December 31, 2018, the Company had $50,340 in overnight repurchase agreements with depositors.

In April 2008, the Company entered into a 10-year term structured repurchase callable agreement for $25,000 to leverage the balance sheet and increase liquidity. The repurchase agreement matured in April 2018 and was paid in full.

Subordinated Debt

In November 2015, the Company issued $75,000 of Fixed-to-Floating Rate Subordinated Notes (the “Notes”) that mature on December 1, 2025 (the “Maturity Date”). In September 2016, the Company issued an additional $50,000 of Notes that mature on the Maturity Date. The Notes, which qualify as Tier 2 capital for regulatory purposes, have an interest rate of 5.50% and 5.69%, respectively, per annum, payable semi-annually on each December 1 and June 1 through December 1, 2020. From and including December 1, 2020 through maturity or earlier redemption, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 3.89%, payable on March 1, June 1, September 1, and December 1 of each year through the maturity date or earlier redemption. The Company may, at its option, beginning on December 1, 2020 and on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the holders.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

The Notes were sold at an underwriting discount and the discount, as well as debt issuance costs, are netted against the subordinated debt liability on the balance sheet in accordance with ASU 2015-03. The unamortized underwriting discount and debt issuance costs totaled $2,101 at December 31, 2018. The Notes are subordinated in right of payment to all of the Company’s senior indebtedness and effectively subordinated to all existing and future debt and all other liabilities of the Company’s subsidiaries.

Upon the acquisition of LegacyTexas Group, Inc., the Company acquired $15,000 (15,000 shares with a liquidation amount of $1 per security) of Floating Rate Cumulative Trust Preferred Securities (“TruPS”) and $464 of common stock through an unconsolidated subsidiary, Legacy Capital Trust III (“Trust III”). Trust III invested the total proceeds from the sale of TruPS and common stock (totaling $15,464) in floating rate Junior Subordinated Debentures (the “Trust III Debentures”) issued by the Company. The terms of the Trust III Debentures are such that they qualify as Tier I capital for regulatory purposes. Interest on the Trust III Debentures is payable quarterly on March 15, June 15, September 15 and December 15 of each year, at a rate equal to the three month LIBOR rate plus 1.70% (4.49% at December 31, 2018). Principal is due at maturity on December 15, 2036. The TruPS are guaranteed by the Company and are subject to redemption. The Company may redeem the Trust III Debentures, in whole or in part, on any March 15, June 15, September 15 and December 15 at an amount equal to the principal amount being redeemed plus accrued and unpaid interest to the redemption date. At December 31, 2018 and 2017, the Trust III Debentures were reduced by a purchase accounting fair value discount of $3,350 and $3,537, respectively.

Other Borrowing Information

At December 31, 2018, borrowed funds, reported gross of purchase accounting fair value discounts, prepayment penalties and debt issuance costs, were structured to contractually pay down as follows:

	FHLB Advances	Repurchase Agreements	Subordinated Debt	Total
2019	$822,313	$50,340	$—	$872,653
2020	931	—	—	931
2021	856	—	—	856
2022	695	—	—	695
2023	156	—	—	156
Thereafter	458	—	140,464	140,922

	$825,409	$50,340	$140,464	$1,016,213

At December 31, 2018 and 2017, the Company had borrowing availability representing the collateral value assigned to the securities pledged to the discount window through the FRB of $77,230 and $78,616, respectively. Additionally, uncommitted, unsecured Fed Fund lines of credit totaling $250,000 and $250,000 were available at December 31, 2018 and 2017, respectively, from multiple correspondent banks.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 13—Benefits

Employee Stock Ownership (“ESOP”) and 401(k) Plan: The Company offers a KSOP plan composed of an ESOP and 401(k) plan. Employees may participate under the 401(k) portion of the KSOP as of the date they first complete an hour of service with the Bank. Employees are eligible to receive a matching contribution of 100% of employee contributions up to a maximum of 5% of the employee’s qualifying compensation. Matching expense for 2018, 2017 and 2016 was $2,857, $2,571 and $2,479, respectively.

The ESOP portion of the KSOP was established in connection with the Company’s 2006 minority stock offering. In 2006 the ESOP purchased shares of common stock financed by a term loan from the Company. This note was fully repaid in 2016, and all shares were allocated to participant accounts. In 2010, in connection with our second step conversion to a full stock company, the ESOP purchased 1,588,587 shares of common stock with proceeds from a 30 year note in the amount of $15,886 from the Company. At December 31, 2018, the ESOP held 2,166,836 shares, of which 1,027,696 shares were allocated to participants and 1,139,140 were unallocated. The fair value of unallocated shares at December 31, 2018 was $36,555.

The Company’s Board of Directors determines the amount of contribution to the ESOP annually but is required to make contributions sufficient to service the ESOP’s debt. Dividends on unallocated shares held by the ESOP are applied to the ESOP note payable. Shares are released for allocation to eligible employees as the ESOP debt is repaid. Eligible employees receive an allocation of released shares at the end of the calendar year on a relative compensation basis. Employees are eligible if they meet the minimum service and eligibility requirements. The dividends paid on allocated shares are paid to employee accounts. Contributions to the ESOP were $842, $842, and $1,468 during 2018, 2017 and 2016, and expense was $2,223, $2,074 and $3,174 for December 31, 2018, 2017 and 2016, respectively.

Deferred Compensation Plan: The Company has entered into certain non-qualified deferred compensation agreements with members of the executive management team, directors and certain employees. These agreements, which are subject to the rules of section 409(a) of the Internal Revenue Code, relate to the voluntary deferral of compensation received and do not have an employer contribution. The accrued liability as of December 31, 2018 and 2017 was $2,921 and $3,393, respectively.

Included in other assets is a universal life insurance policy, as well as variable and fixed annuity contracts, totaling $3,119 and $3,588 at December 31, 2018 and 2017, respectively. The Company is the owner and beneficiary of the policy, which pays interest on the funds invested. The life insurance policy is recorded at the net cash surrender value, or the amount that can be realized.

Bank-Owned Life Insurance: The Company is the sole owner of life insurance policies pertaining to certain employees and directors. The selected insured employees and directors agreed to a share of the death benefit while they remain actively employed with the Company or serve on its board. In the event of death while actively employed with the Company, the employee’s or director’s designated beneficiary will receive an income tax free death benefit paid.

The Company also is the sole owner of other life insurance policies that do not share the death benefit with the employees. The total balance of the bank-owned life insurance policies, reported as an asset, at December 31, 2018 and 2017 totaled $59,036 and $57,684.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 14 — Share-based Compensation

The Company has three share-based compensation plans: the 2017 Omnibus Incentive Plan (the “2017 Plan”), as well as the 2012 and 2007 Equity Incentive Plans (the “Prior Plans”). All plans have been approved by the Company’s shareholders. In 2017, the 2017 Plan was established and replaced the Prior Plans. No further awards will be made under the Prior Plans and shares reserved to make new awards under the Prior Plans have been released; however, shares reserved to fund issued and outstanding awards under the Prior Plans continue to be reserved to provide for those awards.

The 2017 Plan permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and cash awards to employees and directors (including advisory and emeritus directors) of the Company and its subsidiaries. There are 3,250,000 total shares authorized under the 2017 Plan, with a fungible share rate of 2.5-for-1 for full-value awards (stock-based awards other than stock options and stock appreciation rights). As of December 31, 2018, 2,834,368 shares were available for issuance.

Compensation cost charged to income for share-based compensation, which is reported in non-interest expense as salaries and employee benefits expense, is presented below:

	Years ended December 31,
	2018	2017	2016
Restricted stock	$3,415	$3,581	$3,477
Stock options	3,539	3,881	2,537
Income tax benefit	1,460	2,612	2,105

Outstanding restricted stock awards vest over periods ranging from one to three years. A summary of activity in the restricted stock portion of the Company’s share-based compensation plans for 2018, 2017 and 2016 is presented below:

	Time-Vested Shares		Performance-Based Shares
	Shares	Weighted- Average Grant Date Fair Value per Share [1]	Shares	Weighted- Average Grant Date Fair Value per Share [2]
Non-vested at December 31, 2015	246,461	$20.98	61,800	$25.02
Granted	55,180	29.29	40,200	29.29
Vested	(101,465)	20.70	(20,600)	25.02

Non-vested at December 31, 2016	200,176	23.79	81,400	43.06
Granted	19,208	38.92	12,208	39.90
Vested	(90,796)	21.67	(20,600)	41.32

Non-vested at December 31, 2017	128,588	27.27	73,008	42.21
Granted	122,710	43.44	26,550	42.82
Vested	(56,940)	22.18	(20,600)	44.04
Forfeited	(2,555)	43.89	—	—

Non-vested at December 31, 2018	191,803	$38.90	78,958	$32.09

[1]	For restricted stock awards with time-based vesting conditions, the grant date fair value is based upon the closing stock price as quoted on the Nasdaq Stock Market on the grant date.
[2]

For restricted stock awards with performance-based vesting conditions, the value of the award is based upon the closing stock price as quoted on the Nasdaq Stock Market on the date of vesting. Until the final value is determined on the vesting date, the Company estimates the fair value based upon the closing stock price as quoted on the Nasdaq Stock Market near the last business day of each month. Performance-based awards are shown at their target value.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

As of December 31, 2018, there was $5,527 of total unrecognized compensation expense related to non-vested restricted shares awarded under the Company’s share-based compensation plans. That expense is expected to be recognized over a weighted-average period of 1.5 years. The total fair value of shares vested during the years ended December 31, 2018 and 2017, was $2,170 and $2,819, respectively.

Under the terms of the 2017 Plan, stock options may not be granted with an exercise price less than the fair market value of the Company’s common stock on the date the option is granted and may not be exercised later than ten years after the grant date. The fair market value is the closing stock price as quoted on the Nasdaq Stock Market on the date of grant.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term of the stock option in effect at the time of the grant. The expected term of stock options is based on employees’ actual vesting behavior and expected volatilities are based on historical volatilities of the Company’s common stock. Expected dividends are the estimated dividend rate over the expected term of the stock options.

The weighted average fair value of stock options granted during 2018, 2017 and 2016 was $13.85, $10.76 and $7.77, respectively. The fair value of options granted was determined using the following weighted-average assumptions as of grant date:

	2018	2017	2016
Risk-free interest rate	2.89%	2.18%	1.37%
Expected term of stock options (years)	7.0	6.2	6.3
Expected stock price volatility	31.33%	31.85%	32.07%
Expected dividends	1.46%	1.61%	1.93%

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

A summary of activity in the stock option portion of the Company’s share-based compensation plans as of the years ended December 31, 2018, 2017 and 2016 is presented below:

Options	Shares	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2015	1,865,750	$22.21	7.9	$6,401
Granted	392,838	29.15
Exercised	(175,192)	19.08
Forfeited	(75,316)	25.57

Outstanding at December 31, 2016	2,008,080	23.71	9.5	38,850
Granted	513,375	37.15
Exercised	(221,984)	21.23
Forfeited	(92,228)	28.80

Outstanding at December 31, 2017	2,207,243	26.88	10.1	33,848
Granted	1,200	43.12
Exercised	(267,716)	24.72
Forfeited	(107,840)	30.87

Outstanding at December 31, 2018	1,832,887	$26.97	8.8	$11,620

Fully vested and expected to vest	1,829,134	$26.95	8.8	$11,614

Exercisable at December 31, 2018	1,249,335	$24.48	7.3	$10,218

As of December 31, 2018, there was $3,570 of total unrecognized compensation expense related to non-vested stock options. That expense is expected to be recognized over a weighted-average period of 1.2 years. At December 31, 2018, the Company applied an estimated forfeiture rate of 5% based on historical activity. The intrinsic value for stock options is calculated based on the difference between the exercise price of the underlying awards and the market price of our common stock as of the reporting date. The total intrinsic value of stock options exercised was $5,047, $4,084 and $2,251 for years ended December 31, 2018, 2017 and 2016, respectively.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 15—Income Taxes

The Tax Cuts and Jobs Act (the “Act”,) which was enacted on December 22, 2017, made key changes to the U.S. tax law, including the reduction of the U.S. federal corporate tax rate from 35% to 21%. As ASC 740, Income Taxes, requires the effects of changes in tax rates and laws on deferred tax balances to be recognized in the period in which the legislation is enacted, the Company remeasured its deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is 21%. As a result of the Act, the Company initially recorded a remeasurement of our deferred tax asset of $13,493 in the fourth quarter of 2017. Additionally, during the fourth quarter of 2017, the Company filed an advance consent application for change in accounting method with the Internal Revenue Service (the “IRS”) to change the Company’s tax method of accounting for its Internal Revenue Code (“IRC”) Section 475 loans and securities for which it received affirmative consent from the IRS in the third quarter of 2018. In accordance with Staff Accounting Bulletin (“SAB”) 118, a company may adjust its initial assumptions and judgments, not to exceed one year from enactment, upon obtaining, preparing or analyzing additional information about facts and circumstances that existed as of the enactment date that, if known, would have affected the income tax effects initially reported as provisional amounts. The 2018 adjustment to our deferred tax asset account for the tax rate changes and favorable outcome of the Company’s change in tax method of accounting for its IRC Section 475 loans and securities resulted in a $15,289 tax benefit.

The Company’s pre-tax income is subject to federal income tax and state margin tax at a combined rate of 22% for 2018, and 36% for 2017 and 2016. Income tax expense for 2018, 2017 and 2016, was as follows:

	2018	2017	2016
Current expense	$(10,035)	$56,341	$59,900
Deferred expense	45,957	(4,115)	(6,798)
Impact of Tax Cuts and Jobs Act—net future (income) deductions	(15,289)	12,752	—
Impact of Tax Cuts and Jobs Act—unrealized loss on AFS securities	—	741	—

Total income tax expense	$20,633	$65,719	$53,102

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

At December 31, 2018 and 2017, deferred tax assets and liabilities were due to the following:

	December 31,
	2018	2017
Deferred tax assets:
Allowance for loan losses	$—	$15,168
Deferred compensation arrangements	654	762
Self-funded health insurance	118	251
Non-accrual interest	—	503
Restricted stock and stock options	3,158	2,577
Accrued expenses	627	623
Fair value mark on purchased loans	—	965
Net unrealized loss on securities available for sale	1,770	1,111
Other	928	1,909

	7,255	23,869
Deferred tax liabilities:
Depreciation	(684)	(270)
Partnerships — CRA-purposed private equity funds	—	(941)
Fair value mark on loans	(9,786)	—
Fair value mark on investment securities	(2,033)	—
Net deferred loan costs	(2,183)	—
Fair value mark on subordinated debt	(704)	(743)
Other	(1,634)	(1,675)

	(17,024)	(3,629)

Net deferred tax asset (liability)	$(9,769)	$20,240

As a result of the changes in the income tax accounting treatment for loans, the Bank’s previous net deferred tax asset position changed to a net deferred tax liability position at December 31, 2018. The net deferred tax liability is recorded on the consolidated balance sheets under “other liabilities” and the net deferred tax asset is recorded on the consolidated balance sheets under “other assets.” Management performed an analysis related to the Company’s deferred tax asset for each of the years ended December 31, 2018 and 2017 and, based upon these analyses, no valuation allowance was deemed necessary as of December 31, 2018 or 2017.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Effective tax rates differ from the federal statutory rate of 21% in 2018, and 35% for 2017 and 2016, applied to income before income taxes due to the following:

	At and for the Year Ended December 31,
	2018	2017	2016
Federal statutory rate times financial statement income	$36,713	$54,325	$52,823
Effect of:
State taxes, net of federal benefit	211	239	267
Bank-owned life insurance income	(284)	(423)	(436)
Municipal interest income	(499)	(978)	(1,041)
ESOP shares released	356	541	757
Restricted stock and stock options	(907)	(1,578)	—
Sale of LegacyTexas Insurance Services, Inc.	—	—	640
Deferred tax adjustment due to the Tax Cuts and Jobs Act	(15,289)	13,493	—
Other	332	100	92

Total income tax expense	$20,633	$65,719	$53,102

Effective Tax Rate before deferred tax write-down	20.55%	33.65%	35.18%
Effective Tax Rate	11.80%	42.34%	35.18%

The Company files income tax returns in the U.S. federal jurisdiction and several U.S. state jurisdictions. The Company is generally no longer subject to U.S. federal income tax examinations for tax years prior to 2015.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 16—Related Party Transactions

Loans to executive officers, directors, and their affiliates during 2018 were as follows:

Balance
Beginning balance	$14,404
New loans	—
Effect of changes in composition of related parties	(13,323)
Repayments	(616)

Ending balance	$465

None of the above loans were considered non-performing or potential problem loans. These loans are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons and do not involve more than normal risk of collectability. Deposits from executive officers, directors, and their affiliates at December 31, 2018 and 2017 were $21,709 and $39,615, respectively.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 17—Regulatory Capital Matters

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

The Bank and the Company are regulated by the Texas Department of Banking (“TDOB”) and the Board of Governors of the Federal Reserve System (“FRB”). The ability of a subsidiary bank to pay dividends depends on its earnings and capital levels and may be limited by their regulator’s directives or orders. A bank generally must obtain regulatory approval of a dividend if the total dividends declared during the current year, including the proposed dividend, exceed net income for the current year and retained net income for the prior two years.

Prompt corrective action regulations provide five classifications: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If an institution is adequately capitalized, regulatory approval is required to accept brokered deposits. If an institution is undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2018 and 2017, the most recent regulatory notification categorized the Bank and the Company as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category. Management believes that, at December 31, 2018, the Bank and the Company met all capital adequacy requirements to which they were subject.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

	Actual		Required for Capital Adequacy Purposes		To Be Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount		Ratio
As of 12/31/2018
Total risk-based capital
Company	$1,126,019	13.48%	$668,267	8.00%	$835,334		10.00%
Bank	1,073,807	12.85	668,282	8.00	835,352		10.00
Tier 1 risk-based capital
Company	934,964	11.19	501,200	6.00	501,200		6.00
Bank	1,005,651	12.04	501,211	6.00	668,282		8.00
Common equity tier 1 risk-based capital
Company	922,850	11.05	375,900	4.50	n/a	[1]	n/a	[1]
Bank	1,005,651	12.04	375,908	4.50	542,979		6.50
Tier 1 leverage
Company	934,964	10.76	347,525	4.00	n/a	[1]	n/a	[1]
the Bank	1,005,651	11.57	347,644	4.00	434,555		5.00
As of 12/31/2017
Total risk-based capital
Company	$991,713	11.87%	$668,142	8.00%	$835,178		10.00%
Bank	939,655	11.25	668,096	8.00	835,120		10.00
Tier 1 risk-based capital
Company	796,887	9.54	501,107	6.00	501,107		6.00
Bank	867,424	10.39	501,072	6.00	668,096		8.00
Common equity tier 1 risk-based capital
Company	784,960	9.40	375,830	4.50	n/a	[1]	n/a	[1]
Bank	867,424	10.39	375,804	4.50	542,828		6.50
Tier 1 leverage
Company	796,887	9.17	347,731	4.00	n/a	[1]	n/a	[1]
Bank	867,424	9.98	347,808	4.00	434,759		5.00

[1]	Not applicable

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 18—Commitments and Contingent Liabilities

In the normal course of business, the Company enters into various transactions which, in accordance with US GAAP, are not included in its consolidated balance sheets. The Company enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and standby letters of credit which involve, to varying degrees, elements of credit and interest rate risk. Credit losses up to the face amount of these instruments could occur, although material losses are not anticipated. The Company’s credit policies applied to loan originations are also applied to these commitment requests, including obtaining collateral at the exercise of the commitment.

The contractual amounts of financial instruments with off-balance sheet risk at December 31, 2018 and 2017, are summarized below. Please see Part II-Item 7- “Off-Balance Sheet Arrangements, Contractual Obligation and Commitments” of this Form 10-K for information related to commitment maturities.

	December 31,
	2018	2017
Unused commitments to extend credit	$1,850,351	$1,600,794
Unused capacity on Warehouse Purchase Program loans	967,096	738,412
Standby letters of credit	46,383	34,091

Total unused commitments/capacity	$2,863,830	$2,373,297

Unused commitments to extend credit—The Company enters into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Since many commitments expire without being drawn upon, the total contractual amount of commitments does not necessarily represent future cash requirements of the Company. Substantially all of the Company’s commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of future loan funding.

Unused capacity on Warehouse Purchase Program loans—In regard to unused capacity on Warehouse Purchase Program loans, the Company has established maximum purchase facility amounts, but reserves the right, at any time, to refuse to buy any mortgage loans offered for sale by each customer, for any reason in the Company’s sole and absolute discretion.

Standby letters of credit—Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

In addition to the commitments above, the Company guarantees the credit card debt of certain customers to the merchant bank that issues the credit cards. These guarantees are in place for as long as the guaranteed credit card is open. At December 31, 2018 and 2017, these credit card guarantees totaled $1,973 and $5,257, respectively. This amount represents the maximum potential amount of future payments under the guarantee, which the Company is responsible for in the event of customer non-payment.

The Company funds an allowance for credit losses on off-balance sheet lending-related commitments and guarantees on credit card debt through a charge to provision for credit losses on the Company’s consolidated statement of income. At December 31, 2018 and 2017, this allowance for credit losses on off-balance sheet lending-related commitments and guarantees on credit card debt, included in “other liabilities” on the Company’s consolidated balance sheets, totaled $729 and $929 respectively.

In addition to the commitments above, the Company had overdraft protection available in the amounts of $84,504 and $84,727 at December 31, 2018 and 2017, respectively.

The Company, at December 31, 2018, had FHLB letters of credit of $932,200 pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

At December 31, 2018, the Company had $830 of unfunded commitments recorded in other liabilities in its consolidated balance sheet related to investments in community development-oriented private equity funds used for Community Reinvestment Act purposes. The total investment in these equity funds was $13,197, with an average ownership of 6.2%.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Liability for Mortgage Loan Repurchase Losses

Residential mortgage loans are sold in the secondary market with standard representations and warranties regarding certain characteristics such as the quality of the loan, the absence of fraud, the eligibility of the loan for sale and the future servicing associated with the loan. The Company may be required to repurchase these loans at par, or make-whole or indemnify the purchasers for losses incurred when representations and warranties are breached.

The Company maintains a repurchase liability related to residential mortgage loans sold with representations and warranty provisions. This repurchase liability, reported in other liabilities on the consolidated balance sheets, reflects management’s estimate of losses based on historical repurchase and loss trends, as well as other factors that may result in anticipated losses different from historical loss trends. Adjustments to this reserve are recorded in other non-interest expense on the consolidated statements of income. The liability was $117 and $131 at December 31, 2018 and 2017, respectively.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 19—Parent Company Only Condensed Financial Information

Condensed financial information of the Company is as follows:

CONDENSED BALANCE SHEETS

December 31,

	2018	2017
ASSETS
Cash on deposit at subsidiary	$25,756	$26,692
Investment in banking subsidiary	1,177,167	1,042,338
Receivable from banking subsidiary	15,145	12,278
ESOP note receivable and other assets	12,649	13,814

Total assets	$1,230,717	$1,095,122

LIABILITIES AND SHAREHOLDERS’ EQUITY
Borrowings	$135,012	$134,522
Other liabilities	1,338	726
Shareholders’ equity	1,094,367	959,874

Total liabilities and shareholders’ equity	$1,230,717	$1,095,122

CONDENSED STATEMENTS OF INCOME

December 31,

	2018	2017	2016
Cash dividends from subsidiary	$29,500	$35,000	$—
Excess of earnings over dividend from subsidiary	134,256	61,341	103,572
Interest income on ESOP loan	436	449	487
Interest income on subordinated debt	18	13	11

	164,210	96,803	104,070
Interest expense	7,968	7,819	6,040
Operating expenses	3,378	3,754	3,236

Earnings before income tax benefit	152,864	85,230	94,794
Income tax benefit	1,325	4,264	3,027

Net income	$154,189	$89,494	$97,821

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

December 31,

	2018	2017	2016
Cash flows from operating activities
Net income	$154,189	$89,494	$97,821
Adjustments to reconcile net income to net cash from operating activities:
Excess of earnings over dividend from subsidiary	(134,256)	(61,341)	(103,572)
Amortization	490	490	530
Activity in share-based compensation plans	4,087	5,501	3,152
Net change in other assets	757	(207)	(481)
Net change in other liabilities	612	(35)	(38)

Net cash provided by (used in) operating activities	25,879	33,902	(2,588)
Cash flows from investing activities
Capital contribution (to) subsidiary	—	—	(49,000)
Payments received on ESOP notes receivable	406	393	981

Net cash provided by (used in) investing activities	406	393	(48,019)
Cash flows from financing activities
Proceeds from borrowings	—	—	73,439
Repayments of borrowings	—	—	(24,929)
Net issuance of common stock under employee stock plans	6,619	4,712	3,755
Payment of dividends	(33,840)	(29,277)	(27,676)

Net cash provided by (used in) financing activities	(27,221)	(24,565)	24,589

Net change in cash and cash equivalents	(936)	9,730	(26,018)
Beginning cash and cash equivalents	26,692	16,962	42,980

Ending cash and cash equivalents	$25,756	$26,692	$16,962

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 20—Quarterly Financial Data (Unaudited)

	Interest Income	Interest Expense	Net Interest Income	Provision for Credit Losses	Securities Gains and (Losses)	Net Income		Earnings per Share
								Basic	Diluted
2018
First quarter	$95,666	$17,053	$78,613	$15,663	$(128)	$25,762		0.55	0.54
Second quarter	103,991	20,062	83,929	17,478	—	27,837		0.59	0.58
Third quarter	108,147	22,480	85,667	2,656	(10)	42,821		0.91	0.89
Fourth quarter	107,178	22,879	84,299	—	—	57,769	[1]	1.22	1.21
2017
First quarter	$87,536	$10,988	$76,548	$22,301	$(19)	$18,190		0.39	0.38
Second quarter	88,747	13,027	75,720	6,255	—	27,935		0.60	0.59
Third quarter	94,463	15,499	78,964	7,157	(20)	28,709		0.61	0.61
Fourth quarter	96,111	15,912	80,199	3,743	—	14,660	[1]	0.31	0.31

[1]

Includes one-time income tax adjustments consisting of a $13,493 expense to adjust the Company’s deferred tax asset (recorded in the fourth quarter of 2017), as well as a $15,289 benefit related to tax rate changes and the favorable outcome of the Company’s change in its tax method of accounting for its IRC Section 475 loans and securities (recorded in the fourth quarter of 2018), all related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

LEGACYTEXAS FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data) (Continued)

Note 21—Subsequent Events

The Company evaluated events from the date of the consolidated financial statements on December 31, 2018 through the issuance of those consolidated financial statements included in this Annual Report on Form 10-K dated February 7, 2019.